UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 3, 2019

Danaher Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08089	59-1995548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Ave., N.W., Suite 800W Washington, D.C.		20037-1701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 202-828-0850

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	DHR	New York Stock Exchange
4.75% Mandatory Convertible Preferred Stock, Series A, without par value	DHR.PRA	New York Stock Exchange
Floating Rate Senior Notes due 2022	DHR F 06/30/22	New York Stock Exchange
1.700% Senior Notes due 2022	DHR 1.7 01/04/22	New York Stock Exchange
2.500% Senior Notes due 2025	DHR 2.5 07/08/25	New York Stock Exchange
1.200% Senior Notes due 2027	DHR 1.2 06/30/27	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On September 3, 2019, DH Europe Finance II S.à r.l. (“Danaher International II”) and Danaher Corporation (“Danaher”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Bank PLC, BNP Paribas, Citigroup Global Markets Limited, Deutsche Bank AG, London Branch, Banco Santander, S.A., and the several other underwriters party thereto for the issue and sale by Danaher International II of €1.25 billion aggregate principal amount of 0.200% Senior Notes due 2026 (the “2026 Notes”), €1.25 billion aggregate principal amount of 0.450% Senior Notes due 2028 (the “2028 Notes”), €1.75 billion aggregate principal amount of 0.750% Senior Notes due 2031 (the “2031 Notes”), €1.25 billion aggregate principal amount of 1.350% Senior Notes due 2039 (the “2039 Notes”) and €750 million aggregate principal amount of 1.800% Senior Notes due 2049 (the “2049 Notes,” and collectively with the 2026 Notes, the 2028 Notes, the 2031 Notes and the 2039 Notes, the “Notes”), in an underwritten offering. The Notes will be fully and unconditionally guaranteed by Danaher. The Underwriting Agreement contains customary representations, warranties and agreements of Danaher and Danaher International II, customary conditions to closing, termination provisions and indemnification and other obligations of the parties.

Danaher International II expects to receive net proceeds, after underwriting discounts and estimated offering expenses, of approximately €6.197 billion. Danaher anticipates using the net proceeds to fund a portion of the cash consideration payable for, and certain costs associated with, its acquisition of the Biopharma Business of GE Life Sciences (the “GE Biopharma Acquisition”). Pending completion of the GE Biopharma Acquisition, Danaher may invest the net proceeds of the offering in short-term bank deposits or invest them in interest-bearing, investment-grade securities. The offering of the Notes is expected to close on September 18, 2019, subject to customary closing conditions.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement. The Underwriting Agreement is filed as Exhibit 1.1 hereto, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 3, 2019

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

Date: September 4, 2019	By:	/s/ Matthew R. McGrew
	Name:	Matthew R. McGrew
	Title:	Executive Vice President and Chief Financial Officer